Exhibit 32.1

     The following certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Western Digital Corporation specifically incorporates it by reference.

Certification of Chief Executive Officer

     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Western Digital Corporation, a Delaware corporation (the “Company”), hereby certifies, to his knowledge, that:

     (i) the accompanying Annual Report on Form 10-K of the Company for the period ended July 2, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 13, 2004	/s/ Matthew E. Massengill
Matthew E. Massengill
Chief Executive Officer

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.